Exhibit No.
99.1

ALLIANCE DISTRIBUTORS HOLDING INC. ANNOUNCES

INTENTION TO VOLUNTARILY DEREGISTER STOCK

For Immediate Release

New York, New York - October 2, 2007 - Alliance Distributors Holding Inc. (OTC Bulletin Board: ADTR), a distributor of interactive video games and gaming products, announced today that it intends on or about October 10, 2007 to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend its obligation to file reports under Section 15(d) of the Exchange Act. The Company is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock.

Upon the filing of the Form 15, the Company will no longer be obligated to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K. The Company anticipates that the deregistration of its common stock will become effective 90 days after the date the Form 15 is filed. The Company expects that after the Form 15 is filed its common stock will no longer be traded on the OTC Bulletin Board. The Company’s common stock may then be quoted on the Pink Sheets, but the Company gives no assurances that any broker will continue to make a market in its common stock.

Jay Gelman, Chairman and Chief Executive Officer, stated, “After assessing the advantages and disadvantages of remaining a registered company, our board of directors unanimously concluded that it is in the best interests of the Company and its shareholders to deregister its shares. The substantial out of pocket cost, as well as the significant demands on management’s time and focus, necessary to comply with SEC reporting, including the additional costs that would be required in order to comply with Section 404 of the Sarbanes-Oxley Act, outweigh the benefits the Company receives from maintaining its registered status. We believe that deregistering will allow us to reduce current expenses, avoid substantial future costs, and free our management team to focus more of its time and resources on operating the Company and enhancing shareholder value.”

About Alliance Distributors Holding Inc.

Alliance Distributors Holding Inc. (www.alliancedistributors.com), which does business as Alliance Distributors, is a full-service wholesale videogame distributor, specializing in gaming products and accessories for all key manufacturers and 3rd party publishers. Alliance Distributors offers support on: PS3, PSP, PS2, X-Box 360, Wii, DS and GBA SP, peripherals and software titles.

Safe Harbor

Certain statements contained in this press release contain forward-looking statements including without limitation, statements concerning our operations, economic performance, and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “estimate,” “believe,” “expect,” and “anticipate” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

Investors are cautioned that all forward-looking statements, which are based largely on our current expectations, involve risks and uncertainty. Actual results, events and circumstances (including future performance, results and trends) could differ materially from those set forth in such statements due to various factors, risks and uncertainties, including without limitation, risks associated with technological change, competitive factors and general economic conditions, changes in marketing and distribution strategies by manufacturers, continued shortages of new platform systems, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that we acquire, changes in our business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors. There can be no assurance that the results referred to in the forward-looking statements contained in this release will occur. The Company has no duty and undertakes no obligation to update any forward-looking information, whether as a result of new information, future developments or otherwise.

Contact:

Alliance Distributors Holding Inc.
Steve Gelman - VP of Marketing and Communications
718-536-2248
steve@alliancedis.com